UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2021
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On June 29, 2021, Panbela Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (as amended, the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), pursuant to which the Company issued and sold, in an underwritten public offering (the “Public Offering”), 3,333,334 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”). The offering price to the public in the Public Offering was $3.00 per Share, and the Underwriter agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $2.79 per Share, representing an underwriting discount of seven percent (7.0%). Also pursuant to the Underwriting Agreement, the Company has granted the Underwriter an option to purchase, for a period of 30 days from the date of the Underwriting Agreement, up to an additional 500,000 shares of Common Stock (the “Option Shares”).

The Shares were issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-255751) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on May 11, 2021. A preliminary prospectus supplement and prospectus supplement relating to the offering have been filed with the Commission.

A copy of the legal opinion and consent of Faegre Drinker Biddle & Reath LLP relating to the validity of the issuance and sale of the Shares is attached as Exhibit 5.1 to this current report on Form 8-K.

On July 2, 2021, the Public Offering closed, resulting in net proceeds to the Company of approximately $8.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement provides for indemnification by the Underwriter of the Company and by the Company of the Underwriter for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The Underwriting Agreement also provides for a prohibition on sales of Company securities by the Company for a period of 90 days after the closing date of the Public Offering and a similar prohibition on the disposition of Company securities for a period of 60 days after the date of execution of the Underwriting Agreement with respect to the Company’s directors and executive officers, in each case subject to certain exceptions.

The foregoing description of the Underwriting Agreement is qualified by reference to the text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 29, 2021, the Company issued a press release announcing the initial pricing of the Public Offering. Later on June 29, 2021, the Company issued a press release announcing the subsequent upsizing of the Public Offering. On July 2, 2021, the Company issued a press release announcing the closing of the Public Offering. Copies of these press releases are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this current report on Form 8-K and are incorporated herein by reference.

The information contained in this item 7.01 and Exhibits 99.1, 99.2 and 99.3 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description	Method of Filing
1.1	Amended and Restated Underwriting Agreement, dated June 29, 2021, by and between Panbela Therapeutics, Inc. and H.C. Wainwright & Co., LLC	Filed Electronically
5.1	Opinion of Faegre Drinker Biddle & Reath LLP	Filed Electronically
23.1	Consent of Faegre Drinker Biddle & Reath LLP (contained in Exhibit 5.1)	Filed Electronically
99.1	Press release dated June 29, 2021	Furnished Electronically
99.2	Press release dated June 29, 2021	Furnished Electronically
99.3	Press release dated July 2, 2021	Furnished Electronically

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

PANBELA THERAPEUTICS, INC.

Date: July 2, 2021	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer